Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 30, 2024 (except for paragraphs twelve through eighteen of Note 1, as to which the date is October 15, 2024), in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-280132) and related Prospectus of Lionsgate Studios Corp. for the registration of 4,210,000 shares of its common stock.

/s/ Ernst & Young LLP

Los Angeles, California

October 15, 2024